EXHIBIT 99.1

PACER INTERNATIONAL COMPLETES REPRICING

OF SENIOR CREDIT FACILITIES

CONCORD, Calif., May 5, 2005 (BUSINESS WIRE) — Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, announced that it has successfully completed a second repricing of its senior credit facilities. The first repricing was completed in November 2003.

The repricing, negotiated with a syndicate of financial institutions led by Deutsche Bank, is expected to produce an immediate interest rate reduction for Pacer of ½ of one percent, or 50 basis points. This rate reduction is equivalent to an annual interest expense reduction of approximately $700,000 based on the current $139 million outstanding term loan balance, and without taking into account the amortization of associated loan fees. The repricing provides for further interest rate reductions based upon Pacer’s achieving certain leverage ratios.

The senior credit facility, established in June 2003, provided for a seven-year term loan maturing in 2010 in an original principal amount of $255.0 million and a five-year, $75.0 million revolving credit facility. The revolving credit facility is not impacted by this repricing and currently has $59.5 million available with $15.5 million in outstanding letters of credit.

“The repricing has been made possible by Pacer International’s strong operating performance, accelerated debt repayments, and current market conditions,” according to Don Orris, Pacer’s chairman and chief executive officer. “It will bring significant additional savings to the company’s bottom line.”

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its wholesale services include Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and its retail services include intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web sites: www.pacer-international.com, www.pacerstack.com, and www.pacerglobal.com.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the general economic and business conditions; congestion, work stoppages, capacity shortages or weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; changes in our business strategy, development plans or cost savings plans; the loss of one or more of our major customers; competition; availability of qualified personnel; the frequency or severity of accidents, particularly involving our trucking operations; changes in, or the failure to comply with, government regulations; changes in interest rates; difficulties in maintaining or enhancing our information technology systems; our ability to integrate acquired businesses; terrorism and acts of war; and increases in our leverage. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 14, 2005. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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Note to editors: Issued by Steve Potash and Company, tel.

510/865-0800, or steve@potashco.com

CONTACT: Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell: 925-890-9245

lyarberry@pacerintl.com